August 29, 2017

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Baird Funds, Inc.
File no. 811-09997
Dear Sir or Madam:
We have read Item 77K of Form NSAR-A of Baird Funds, Inc. dated August 29, 2017, and agree with the statements concerning our Firm contained therein.
Very truly yours,

GRANT THORNTON LLP

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